SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (Section Mark)240.14a-11(c) or
    (Section Mark)240.14a.12

                           CCAIR, INC.
         (Name of Registrant as Specified In its Chapter)

                           CCAIR, INC.
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(4), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i) (3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock

2)  Aggregate number of securities to which transaction applies:
Not Applicable

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1) Not Applicable

4)  Proposed maximum aggregate value of transaction:  Not
Applicable

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

1)  Amount Previously Paid:  $0
2)  Form, Schedule or Registration Statement No.: Not Applicable
3)  Filing Party:  Not Applicable
4)  Date Filed:  Not Applicable

   1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                           CCAIR, Inc.

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                   To be held November 16, 1995


     Notice is hereby given that the Annual Meeting of Stockholders of CCAIR, Inc. will be held at the Sheraton Airport Plaza Hotel, 3315 South I-85 at Billy Graham Parkway, Charlotte, North Carolina on November 16, 1995 at 10:00 a.m., for the following purposes:


     1.   To elect five Directors;

     2.   To approve an amendment to the Company's Stock Option
          Plan to increase the number of shares by 200,000 for which options can be granted;

     3.   To consider ratification of the selection of Arthur
          Andersen LLP as independent auditors for the fiscal year ending June 30, 1996; and

     4. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.


     The Board of Directors has fixed the close of business on September 22, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. A complete list of the stockholders entitled to vote at the Meeting will be available at the office of CCAIR, Inc., 4700 Yorkmont Road, Second Floor, Charlotte, North Carolina, at least ten days prior to the Meeting.

     Your attention is directed to the accompanying Proxy
Statement.


                              By Order of the Board of Directors,

                              (Signature of Eric W. Montgomery)

                              Eric W. Montgomery
                              Secretary

Charlotte, North Carolina
October 16, 1995

               PROXY STATEMENT
          FOR ANNUAL MEETING OF STOCKHOLDERS
              NOVEMBER 16, 1995




             GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CCAIR, Inc. (the "Company") for the Annual Meeting of Stockholders to be held on November 16, 1995, and at any adjournment thereof. The address of the Company's principal executive office is 4700 Yorkmont Road, Second Floor, Charlotte, North Carolina 28208. This Proxy Statement and accompanying form of proxy are expected to be mailed to stockholders on or about October 16, 1995.

     The enclosed proxy is being solicited by the Board of Directors of the Company. A stockholder who executes the accompanying form of proxy may revoke his proxy at any time before it is voted by filing with Eric
W. Montgomery, Secretary of the Company, at 4700 Yorkmont Road, Second Floor, Charlotte, North Carolina 28208, a written revocation or a properly executed proxy bearing a later date, or by attending and voting in person at the Annual Meeting. All shares represented by valid proxies received pursuant to the solicitation and prior to the Meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specifications. If no specification is indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.

     If a properly executed proxy is returned and the stockholder has abstained from voting on any matter, the shares represented by the proxy will be considered present at the Meeting for purposes of determining a quorum and for calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Meeting for purposes of determining a quorum, but not for purposes of calculating a vote with respect to such matter. With respect to the election of Directors, the amendment of the Stock Option Plan and the ratification of the selection of independent auditors, the vote required is a majority of the shares actually voted. As a result, abstentions and broker nonvotes will not affect the outcome of these matters.

     The expense of the solicitation of proxies, including the costs of preparing and distributing the proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of proxy materials, solicitation may be made in person or by telephone or telegraph by Directors, Officers or regular employees of the Company. Such Directors, Officers and employees will not receive additional compensation for such services.


                  VOTING SECURITIES OUTSTANDING

     Only stockholders of record at the close of business as of September 22, 1995, will be entitled to notice of and to vote at the Annual Meeting of Stockholders. As of the close of business on September 22, 1995, the Company had 7,400,695 outstanding shares of common stock par value $0.01 per share; there are no other voting securities.

     As of September 22, 1995, no stockholder was known to the Company to be the beneficial owner of more than five percent of the common stock of the Company.

     The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

                      ELECTION OF DIRECTORS

     Five Directors will be elected at the Annual Meeting to serve for a one-year term and until their successors have been duly elected and qualified. Stockholders do not have cumulative voting rights in the election of Directors. Each shareholder is entitled to one vote for each share held for each Director.

     Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote FOR the election as Directors of the persons identified as nominees for Directors in the table below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted FOR such other person or persons, if any, as may be nominated by the Board of Directors. All nominees have consented to be named herein as standing for election to the Board of Directors and have consented to serve if elected.

     The following information is furnished with respect to the nominees for election to the Board of Directors of the Company:


Name               Age        Principal Occupation for Past Five Years              Director Since

John A. Adams         46  President, Talon Resources, Inc., aviation and financial      1992
                          consulting firm (1982 to present); Chief Executive Officer,
                          GEO Environmental, Inc. (1992 to present); Chief Financial
                          Officer and Partner, Lifeco Services Corporation, travel
                          services company (1984 to 1989); President, Travel Center,
                          Inc., subsidiary of Lifeco Services Corporation, travel
                          company servicing governmental clients (1984 to 1989).

K. Ray Allen          48  Chief Executive Officer and President, Computer               1994
                          Intelligence, Incorporated, a computer software engineering firm (1981 to present); Chief Executive Officer and
                          President, Burl Software Laboratories, Incorporated, a
                          computer software development and marketing firm (1992
                          to June 1994).

Kenneth W. Gann       56  Chief Executive Officer and President of the Company          1990
                          (November 1990 to present); Vice President, Customer
                          Service, MGM Grand Air, Inc., commercial airline, Los
                          Angeles, CA (December 1989 to October 1990); Executive
                          Vice President and Chief Operating Officer, MGM Grand
                          Air, Inc. (November 1987 to December 1988).

Gordon Linkon         66  Retired (September 1993); Chief Executive Officer             1994
                          and President, USAir Shuttle,commercial airline, New York,
                          NY (April 1992 to September 1993); Vice President USAir
                          Express Division, USAir Group, Inc., commercial airline,
                          Arlington, VA (1988 to April 1992); Chairman and Chief
                          Executive Officer, Florida Express, Inc., commercial airline,
                          Orlando, FL  (1983 to 1988)

Dean E. Painter, Jr.  51  Co-owner and President, CLG, Inc., computer leasing           1985
                          and sales company, Raleigh, NC (1980 to present).


     During the fiscal year ended June 30, 1995, the Board of Directors held a total of five (5) regular and special meetings. Each Director then serving attended 75% or more of the total number of meetings of the Board and of the committees of the Board on which he served.

     The Board of Directors of the Company has the following standing
Committees: Audit Committee, Nominating Committee, Stock Option Committee and Compensation Committee. The Stock Option Committee met twice during the fiscal year ended June 30, 1995. The Nominating Committee, Audit Committee and Compensation Committee did not meet during that period.

     The Audit Committee confers with the Company's independent auditors and reviews the scope of auditing of the Company's books and accounts and the reports submitted by the auditors. The Committee also reviews, with the independent auditors and appropriate Company personnel, procedures and methods employed in connection with the Company's management policies relating to internal controls. Reports are made by the Committee to the Board from time to time. The members of the Audit Committee are Messrs. John A. Adams and Gordon Linkon.

     The Nominating Committee recommends to the Board the appropriate size of the Board of Directors and the names of candidates for nomination to the Board. The Committee will consider qualified candidates recommended by stockholders. In order for a candidate recommended by a stockholder to be considered as a nominee at the next Annual Meeting, the name of such candidate, together with a written description of the candidate's qualifications, must be received at the Company's principal executive offices on or before June 14, 1996. The members of the Nominating Committee are Messrs. Kenneth W. Gann and Dean
E. Painter, Jr.

     The Stock Option Committee administers the Company's Amended and Restated Stock Option Plan. This Committee is composed of Directors who are not eligible for discretionary grants under the Plan. The Committee has full authority, in accordance with the requirements of the Plan, to determine whether to grant stock options to eligible recipients and to determine the size, terms and restrictions on stock options granted.
The members of the Stock Option Committee are Messrs. K. Ray Allen and Gordon Linkon.

     The Compensation Committee recommends to the Board appropriate levels and types of compensation for each Executive Officer or position and Director of the Company. The Committee will also make recommendations on various employee benefits or benefit plans considered by the Board of Directors. The members of the Compensation Committee are Messrs. Dean E. Painter, Jr. and John A. Adams.

     The members of the Board of Directors do not receive fees in exchange for their service to the Company. From time to time, the Directors receive grants of options to purchase common stock in compensation for their service as Directors. See disclosure under heading "Report of Compensation Committee" for additional information. In addition, certain of the Directors have consulting arrangements with the Company. See disclosure under headings "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions" for additional information.


           SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth as of September 22, 1995, certain information with respect to the beneficial ownership for each of the Directors and the nominee Directors of the Company and of all Directors, nominee Directors and Officers as a group, of the outstanding shares of the Company's common stock, which is the only class of voting securities of the Company. Each of the individuals listed below possesses sole voting and investment power with respect to the shares listed opposite his name, unless noted otherwise.

                              Amount and Nature
     Name                  of Beneficial Ownership          Percent of Class(6)

Kenneth W. Gann                    289,668(1)                     3.9%
Dean E. Painter, Jr.               102,000(2)                     1.4%
John A. Adams                      157,000(3)                     2.1%
K. Ray Allen                        25,000(4)                  Less than 1%
Gordon Linkon                       30,000                     Less than 1%
All Directors, and Officers
 as a Group (8 persons)            641,668(5)                     8.7%

1 Mr. Gann has the right to acquire 289,668 shares pursuant to presently exercisable options.

2 Mr. Painter has the right to acquire 82,000 shares pursuant to presently exercisable options.

3 Mr. Adams has the right to acquire 152,000 shares pursuant to presently exercisable options.

4 Mr. Allen has the right to acquire 15,000 shares pursuant to presently exercisable options.

5 Includes 576,668 shares which Officers and Directors have the right to acquire pursuant to presently exercisable options.

6 All percentage calculations assume all presently exercisable stock options held by Officers and Directors have been exercised.

                            MANAGEMENT

Executive Officers of the Company are as follows:


Name               Age            Position and Background

Kenneth W. Gann     56   Chief Executive Officer, President and Director of the Company (November 1990 to
                         present); Vice-President Customer Service, MGM Grand Air, Inc., a commercial airline with approximately 300 employees and $30,000,000 in annual revenues, Los
                         Angeles, CA (December 1989 to October 1990).


Kathryn L. Chisholm 32   Vice President Sales and Service of the Company (December 1993 to present);
                         Director of Customer Service (June 1991 to December 1993).  Ms. Chisholm joined the Company in September 1988 as Training Coordinator and has served as
                         Manager of Training and Manager of Customer Service before assuming the position of Director of Customer Service of the Company.


Eric W. Montgomery  36   Vice President of Finance, Secretary and Acting Treasurer of the Company
                         (February, 1995 to present); Controller, Hunter Farms, Inc., a division of a regional grocery chain, High Point, NC (March 1993 to February 1995); Assistant Controller,
                         Denny's, Inc., a restaurant chain, Spartanburg, SC (April 1990 to February 1993).


Peter J. Sistare    32   Vice President of Operations of the Company (March 1994 to present); Vice
                         President of Maintenance (December 1993 to March 1994); Director of Maintenance
                         of the Company (December 1990 to December 1993).  Mr. Sistare joined the
                         Company in April 1986 as a mechanic and has served as Manager of Avionics,
                         Aircraft Instructor, Manager of Maintenance and Acting Director of Maintenance
                         before assuming his position of Director of Maintenance of the Company.  Mr.
                         Sistare keeps current as a pilot on the Shorts 360 by flying the line periodically.

                      EXECUTIVE COMPENSATION

     The rules of the Securities and Exchange Commission ("SEC") with respect to executive compensation were revised in late 1992. These rules modified significantly the manner in which executive compensation is presented to shareholders in a proxy statement and added new disclosure requirements. At the same time, the SEC rules increased the threshold income level for reporting on compensation for a particular officer.

Compensation of Executive Officers

     The following table sets forth certain summary information concerning the compensation paid or accrued by the Company on behalf of the Company's Chief Executive Officer. None of the Company's other executive officers had annual income in excess of $100,000, the threshold level for reporting under the SEC rules. Thus, only the Chief Executive Officer is a Named Executive Officer for purposes of disclosure under the SEC rules.


                    SUMMARY COMPENSATION TABLE


                                                                        Long-Term
                                                                       Compensation
                             Annual
                          Compensation                                    Awards

Name and                                             Other Annual                      All Other
Principal                   Salary      Bonus        Compensation(2)    Options(3)    Compensation
Position           Year(1)    ($)        ($)             ($)               (#)            ($)

Kenneth W. Gann      1995    125,040                     6,000          248,000(4)     7,625(5,6)
Chief Executive
Officer and
President
                     1994    125,040                     6,000          125,000(7)     6,745(5,6)

                     1993    125,040                     6,000          100,000(8)     3,772(5,6)

1 The Company's fiscal year runs from July 1 to June 30 in the succeeding calendar year and the year stated in the table and in the notes to the table refers to the year in which the fiscal year ends.

2 The amounts paid as other annual compensation represent a car allowance of $500 per month.

3 The Company does not issue Stock Appreciation Rights (SARs). This column reflects the stock options issued under its Amended and Restated Stock Option Plan.

4 The options to purchase 248,000 shares of common stock granted in 1995 were, in part, a transaction in which Mr. Gann surrendered options to purchase 236,000 shares that were granted in 1992-1994. However, the rules of the Securities and Exchange Commission require that these grants be shown without the effect of the surrender. The additional 12,000 options were granted in 1995.

5 The Company purchased a key man life insurance policy on Mr. Gann in the face amount of $1 million; 60% of proceeds to Company and 40% to Mr. Gann's spouse. The amounts included in All Other Compensation represent that portion of the premium paid by the Company that funds the death benefit for Mr. Gann's spouse.

6 Amounts included under All Other Compensation are for premiums for supplemental life insurance and medical insurance paid by Company.

7 This grant is part of a transaction in which Mr. Gann surrendered stock options to purchase 55,000 shares of common stock in exchange for stock options to purchase the same number of shares.

8 The options to purchase 100,000 shares of common stock granted in 1993 were a part of a transaction in which Mr. Gann surrendered options to purchase 100,000 shares that were granted in 1992. However, the rules of the Securities and Exchange Commission require that the grant in 1993 be shown without the effect of the surrender.

Option Grants in Last Fiscal Year

     The following table sets forth the individual grants of stock options made to the Named Executive Officer during the fiscal year ended June 30, 1995.


                OPTION GRANTS IN LAST FISCAL YEAR



                                                                         Potential Realized Value
                                                                            at Assumed Annual
                              Individual                                   Rates of Stock Price
                                 Grants                                     Appreciation for
                                                                              Option Term(2)
                               % of Total      Exercise
                  Options    Options Granted    or Base      Expir-
                 Granted(1)  to Employees in     Price       ation            5%             10%
Name                (#)       Fiscal Year       ($/sh)       Date
Kenneth W. Gann   236,000(3)      73.0%         $1.1875     11/15/04        $176,248      $446,646
                   12,000          3.7%         $1.1875     11/15/04        $  8,962      $ 22,711

1 All options granted are Non-qualified Stock Options granted under the Company's Amended and Restated Stock Option Plan.

2 These amounts are based on the assumed rates of appreciation as suggested by the rules of the Securities and Exchange Commission over the remaining term of the options and do not represent a prediction by the Company of future stock prices. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's common stock.

3 This grant is a part of a transaction in which Mr. Gann surrendered options to acquire 55,000 shares and 181,000 shares of common stock in exchange for new options to acquire 55,000 and 181,000 shares of common stock. See discussion under Ten-Year Option Repricing on page 8.


Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

     The following table sets forth the aggregate value of unexercised options to acquire shares of common stock held by the Named Executive Officer on June 30, 1995 and the value realized upon the exercise of options during the fiscal year ended June 30, 1995.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                  FISCAL YEAR-END OPTION VALUES



                                                        Number of                         Value of
                                                       Unexercised                      Unexercised
                                                         Options                        In-The-Money
                    Shares                                  at                             Options
                   Acquired                           June 30, 1995                  at June 30, 1995(2)
                     on            Value
                  Exercise(1)    Realized(1)
Name                 (#)             ($)         Exercisable   Unexercisable    Exercisable   Unexercisable
Kenneth W. Gann     -0-              -0-           289,668           -0-        $ 607,983         -0-

1 Mr. Gann did not exercise any stock options held by him during the fiscal year ended June 30, 1995.

2 The value is calculated as the excess of market value of the common stock as of June 30, 1995 over the exercise price. On June 30, 1995, the closing bid price for the Company's common stock on the NASDAQ Small
     Cap Market was $3.1875.


Ten-Year Option Repricings

     Under the rules of the Securities and Exchange Commission, certain information is required if a company adjusts or amends the exercise price of stock option ("repricing") for a Named Executive Officer. The information is required on the repricing for the Named Executive Officer and for any executive officer with respect to repricings that occurred in the last ten fiscal years or since a company became a reporting company. The following table sets forth information on the repricing for the Named Executive Officer in the last two fiscal years. Also listed are repricings for other executive officers since the Company became a reporting company in 1989.

                   TEN-YEAR OPTIONS REPRICINGS


                                            Market                                 Length of
                                Number     Price of       Exercise                 Original
                                  of       Stock at       Price at       New      Option Term
                                Options     Time of        Time of    Exercise    Remaining at
                               Repriced    Repricing      Repricing     Price      Date of
Name               Date           (#)         ($)             ($)        ($)       Repricing

Kenneth W. Gann    02/08/93    100,000      $4.50          $5.5625       $4.50     9 years,11 months
Chief Executive    05/18/94     55,000     $1.8125          $3.75       $1.8125    9 years, 9 months
Officer and        11/15/94     55,000     $1.1875         $1.8125      $1.1875    9 years, 6 months
President          11/15/94     70,000     $1.1875          $3.75       $1.1875    9 years, 3 months
                   11/15/94    100,000     $1.1875          $4.50       $1.1875    8 years, 3 months
                   11/15/94     11,000     $1.1875         $4.125       $1.1875    7 years, 1 month


Kathryn L. Chisholm 05/18/94    17,000     $1.8125          $3.75       $1.8125    9 years, 9 months
Vice President of   11/15/94     2,500     $1.1875          $4.50       $1.1875    9 years, 3 months
Sales and Service   11/15/94    17,000     $1.1875         $1.8125      $1.1875    9 years, 6 months


Peter J. Sistare    05/18/94    17,000     $1.8125          $3.75       $1.8125    9 years, 9 months
Vice President of   05/18/94     5,000     $1.8125         $4.125       $1.8125    9 years,10 months
Operations          11/15/94     5,000     $1.1875          $4.50       $1.1875    8 years, 3 months
                    11/15/94    17,000     $1.1875         $1.8125      $1.1875    9 years, 6 months
                    11/15/94     5,000     $1.1875         $1.8125      $1.1875    9 years, 6 months

Virginia V. Bennett 11/15/94     4,000     $1.1875           $2.50      $1.1875    4 years, 6 months
Vice President of   11/15/95    10,000     $1.1875           2.375      $1.1875    6 years,10 months
Finance and         11/15/94     5,000     $1.1875           $4.50      $1.1875    8 years, 3 months
Controller

                   REPORT ON OPTION REPRICINGS

     In November of 1994, the Stock Option Committee of the Board of Directors reviewed the outstanding stock option grants that had been made to employees. The Committee observed that the market price of the Company's common stock had declined since the options were granted. The Committee noted that the efforts of the employees who received options were critical to the Company's operations and future prospects. The Committee determined to reissue all outstanding options to eleven (11) employees and Directors totaling options to acquire 533, 000 shares of common stock, upon the surrender by each employee or Director of the options previously granted. The exercise price for the options was set at the market value on the date of reissuance.

                      Stock Option Committee

               K. Ray Allen           Gordon Linkon


Compensation Agreements

     Officers of the Company, except for Mr. Gann, Chief Executive Officer, serve at the pleasure of the Board of Directors. Mr. Gann has an Employment Agreement with the Company that is described below in the Report of the Compensation Committee.


   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. John A. Adams and Mr. Dean E. Painter, Jr. served as members of the Compensation Committee of the Board of Directors of the Company for the fiscal year ended June 30, 1995, but were not and have not been officers or employees of the Company or any subsidiaries.

     The Company has engaged Talon Resources, Inc. over the last five fiscal years as a consultant on aviation and financial matters, including assistance in the preparation of the Chapter 11 plan of reorganization for the Company. Talon Resources performs airline and financial planning services for the Company. It bills at an hourly rate, plus travel expenses, that has not increased since last approved in Bankruptcy Court. Records of hours for work performed are submitted to the Company's President for approval. John A. Adams, a Director of the Company, is the President and fifty-percent shareholder of Talon Resources, Inc. At the inception of the Company's relationship with Talon Resources, Inc., John A. Adams was not a Director of the Company. Since the hourly billing rate of Talon Resources, Inc. has not changed since John A. Adams became a Director of the Company in 1993, the Company believes this rate reflects the rate which might have been obtained from a nonaffiliated party. In the fiscal year ended June 30, 1995, Talon Resources, Inc. received payments in the aggregate amount of $54,676 for services rendered in that fiscal year and the prior fiscal year.

     Mr. Adams and Mr. Painter have each extended short-term secured lines of credit to the Company as follows:


                                                           Related
                       Date                    Date        Rights
Name                   Loaned      Amount      Expired     Granted

John A. Adams         06/21/95     $150,000    06/29/95      3,750
                      04/13/95      200,000    05/31/95     10,000
                      03/13/95      200,000    03/31/95      5,000
                      09/19/94      100,000    09/29/94      2,500

Dean E. Painter, Jr.  05/15/95     $300,000    05/31/95      7,500
                      04/13/95      300,000    04/30/95      7,500
                      10/14/94      400,000    11/28/94     20,000

     The lines of credit were extended to assist the Company with short-term cash flow. The interest rate was at ten percent (10%) on the lines of credit. The lines of credit were secured by liens on certain personal property owned by the Company. As additional consideration, the Company issued warrants to purchase 2,500 shares of common stock at the then current market price for each $100,000 loaned. If the loan was not repaid at the end of the month in which it was made, the loan was considered a new loan for purposes of the issuance of warrants. The terms of the loans were proposed by Dean Painter and approved by the remaining members of the Board of Directors. These warrants were not issued pursuant to a plan under Rule 16b-3. Given the size of the loans and the time and expense of obtaining outside credit, the Company did not solicit these funds from unaffiliated parties.

     On June 30, 1995 the Company entered into a sale and leaseback transaction with Adallipa Partners. John Adams, K. Ray Allen, Gordon Linkon and Dean Painter are the general partners of Adallipa Partners. As additional consideration for entering into this transaction, CCAIR, Inc. issued warrants to purchase 250,000 shares of common stock at the then current market price to the partnership which were immediately distributed pro rata to the partners. The sale and leaseback transaction involved certain aircraft engines owned by the Company. These engines were sold for $1,000,000 which represented the valuation of the engines at the higher of current value or book value. This transaction resulted in a gain of $70,000. The monthly lease term was determined by taking into consideration that both types of engines were mature and a substantial factor for probable obsolescence was included. The President of the Company, Kenneth Gann, made the decision on behalf of the Company to enter into the sale and leaseback transaction. The Company was unable to compare the terms of this transaction with similar unaffiliated transactions because the Company was unable to attract any other proposal from any other lender to obtain the sale and leaseback financing. The sale and leaseback financing was critically important to the Company's cash flow.


               REPORT OF THE COMPENSATION COMMITTEE


     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate by reference, in whole or in part, subsequent filings including this Proxy Statement, the following Report of the Board of Directors as well as the Performance Graph set forth on page 11 hereof shall not be deemed to be incorporated into any such filings.

     The SEC rules addressing disclosure of executive compensation in proxy statements require a report by a Compensation Committee or similar entity or by the Board of Directors as a whole concerning compensation policies applicable to executive officers including the specific relationship of corporate performance to executive compensation. The focus of this Report is to be the compensation paid or accrued for the last fiscal year.

     The compensation policies of the Company for the fiscal year ended June 30, 1995 were established by the Compensation Committee and the Stock Option Committee of the Board of Directors. The Compensation Committee is composed of two nonemployee Directors and has oversight responsibility for executive compensation and executive benefit program of the Company, except for the Amended and Restated Stock Option Plan (the "Stock Option Plan") which is administered by the Stock Option Committee. This bifurcation of responsibilities resulted from the necessity of administration by disinterested Directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.


Compensation Committee Report on Executive Compensation

     The Company's executive compensation policies during the last fiscal year has focused on cash compensation in the form of annual salary and incentive compensation in the form of stock options. Given the financial circumstances during that period, the objective was to pay salaries at a level sufficient to hire and retain executive officers but consistent with the cash flow needs of the Company. Executive officers were provided opportunity for far greater compensation by the award of stock options. Directors of the Company were also compensated through the award of stock options in lieu of Directors' fees or other benefits.
                               9

     Mr. Gann's compensation has been composed of two elements: (1) a base salary, effective in 1991, of $125,000 adjusted for inflation; and
(2) the awards of stock options. Mr. Gann received stock options to purchase 200,000 shares of common stock as an inducement to join the Company as its President and Chief Executive Officer when it was in the first phase of its Chapter 11 Reorganization proceeding. The stock options became exercisable in three roughly equal annual installments. Since Mr. Gann joined the Company, there has been only one adjustment in the base salary.

     In February of 1994, upon the recommendation of the Compensation Committee, the Company entered into a new employment agreement with Mr. Gann. This employment agreement provided for a base salary of $125,000 and contained a three-year term. The Compensation Committee recommended the new employment agreement in light of the uncertainties related to the Company's financial circumstances, as a means to retain the services of Mr. Gann. Other than the change in term from one year to three years, the only material difference to the employment relationship concerned a potential change in Mr. Gann's responsibilities. If the Board of Directors determined to elect a new Chief Executive Officer, then Mr. Gann had the choice to remain as Chief Operating Officer and President or to resign and receive compensation for twelve (12) months after resignation. If the Board of Directors shall reduce the job responsibilities of Mr. Gann below those normally attributable to the Chief Executive Officer of a Delaware corporation, then Mr. Gann has the right to terminate the agreement and receive the compensation due for the remaining term of the agreement.

     In November of l994, Mr. Gann received grants of options to purchase 12,000 shares of common stock at market prices under the Company's Stock Option Plan and 236,000 of his existing options were surrendered to the Company and replaced with 236,000 options exercisable at $1.1875.

     During the last fiscal year, even though the results of operations showed substantial improvement as compared to the prior fiscal year, Mr. Gann's level of cash compensation was not directly related to measures of the Company's performance. The cash compensation was provided in accordance with the employment agreement stated above. The Compensation Committee does not currently have policies concerning the payment of cash bonuses, preferring to tie incentive compensation to the performance of the Company's common stock through the issuance of stock options. The Compensation Committee does not currently have specific policies concerning the relationship between the Company's performance and the issuance of stock options, preferring to assess each issuance of stock options in light of the surrounding facts and circumstances. The issuance to Mr. Gann of options to purchase 12,000 shares of the common stock of the Company during the last fiscal year was in lieu of directors' fees.


                      Compensation Committee

           John A. Adams          Dean E. Painter, Jr.


                      Stock Option Committee

               K. Ray Allen          Gordon Linkon




                        PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative return on the Company's common stock since June 30, 1990 with the cumulative total return in the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NASDAQ stocks having an SIC Code of 4500 to 4599 over the same period. The companies comprising those SIC Codes are engaged in commercial aviation. The graph assumes an initial $100.00 investment on June 30, 1990.

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
                      Performance Graph for
                           CCAIR, INC.




     Prepared by the Center for Research in Security Prices (CRSP) The University of Chicago Graduate School of Business
     Produced on 07/28/95 including data to 06/30/95



CRSP Total Returns Index


                 6/29/90      6/28/91       6/30/92         6/30/93         6/30/94       6/30/95
CCAIR, Inc.     100.0          125.0          237.5          393.8          100.0          159.4

NASDAQ Stock
 Market (U.S.
 Companies)     100.0          105.9          127.3          160.0          161.1          215.3

NASDAQ Trucking
 & Transportation
 Stocks         100.0          106.1          129.0          158.8          162.6          178.9



Notes:

     A.   The index level for all series was set to $100.00 on 06/29/90.

     B. The NASDAQ Trucking & Transportation Stocks include SIC Codes 3700-3799, 4200-4299, 4400-4599 & 4700-4799, both U.S. and foreign companies included.

                  AMENDMENT TO STOCK OPTION PLAN

     On October 12, 1995 the Board of Directors amended, subject to shareholder approval, the Fourth Amended and Restated Stock Option Plan (the "Plan") to increase the number of shares of common stock for which options can be granted by 200,000 shares from 1,175,000 to 1,375,000 shares. A proposal to approve the amendment will be presented to shareholders at the Annual Meeting of Shareholders. Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting. The purpose of the Plan is to strengthen the Company's ability to attract and retain key employees and to furnish additional incentives to such persons by encouraging them to become owners of common stock. The Company has traditionally granted stock options to its Directors in lieu of paying Directors' fees and will continue this policy. Directors, Officers and employees of the Company will benefit from ratification of the amendment to the extent that they are eligible to receive options under the Plan. The Company has four nonemployee Directors and ten key employees eligible to receive options under the Plan.

     Except for 29,500 shares, all of the 1,175,000 shares previously reserved by the Company for grant pursuant to the Plan are subject to outstanding options or had been issued upon the exercise of stock options as of the date of this Proxy Statement. Consequently, additional options to purchase shares could not be granted under the Plan unless additional shares became available as a result of cancellation or forfeiture of previously granted by unexercised options, or unless the amendment to increase the number of shares available for option grants under the Plan is approved by shareholders. The Board of Directors believes that the increase will be sufficient for needs that will occur through the fiscal year ending June 30, 1997. As of the date of this Proxy Statement, options to purchase 623,668 shares remain outstanding and unexercised and options to purchase 521,832 shares have been exercised.

     The Plan is administered by the Stock Option Committee of the Board of Directors, that consists of two nonemployee Directors. The Stock Option Committee has the authority to grant options, to define the terms of option grants, to select the persons eligible to receive option grants, to promulgate rules relating to the Plan and to take other action necessary or advisable for the administration of the Plan. Under the Plan, the members of the Stock Option Committee receive options to purchase 15,000 shares of common stock on the date of the Annual Meeting of Stockholders.

     Under the Plan, options may be granted at not less than 100% (110% in the case of incentive stock options granted to 10% shareholders) of the fair value of the Company's common stock on the date of grant. Options may be granted under the Plan no later than February 12, 1999, the Plan's termination date. Options granted under the Plan may not exceed ten years in duration (five years for 10% shareholders). Options may not be transferred except by will or the laws of descent and distribution. Unless otherwise provided in the governing option agreement, options must be exercised, if at all, prior to termination of employment except for termination due to death or disability, and within twelve months after termination for death and disability.

     The closing price per share of the Company's common stock on October 11, 1995, as reported on the NASDAQ Small-Cap Stock Market, was $1 15/16.

     Under the Plan, stock options may be issued (1) as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (2) as nonstatutory stock options that do not qualify as incentive stock options, or (3) a combination of both. There is no taxable income to a participant as a result of the grant of an incentive stock option or the exercise of an incentive stock option if the participant does not dispose of the acquired stock for certain time periods. However, the difference between the fair market value of the shares under the option at the time of exercise and the option price will generate a tax preference item that could result in an alternative minimum tax liability for the employee. Upon sale of the shares, the difference between the sale price and the option price will generally be taxable income. The Company is not entitled to a federal income tax deduction upon the grant or exercise of incentive stock options. Generally, there is no taxable income to a participant as a result of the grant of a nonstatutory stock option. However, upon exercise, the participant will realize taxable income equal to the difference between the fair market value of the stock at the time of exercise and the option price. The Company is not entitled to a tax deduction upon the grant of a nonstatutory stock option, but is entitled to a tax deduction equal to the participant's taxable income realized upon the exercise of the stock option. The foregoing statements are based on current federal income tax laws and regulations and are subject to changes in such tax laws and regulations, or interpretations thereof.

     The options outstanding under the Plan to Kenneth W. Gann, the Named Executive Officer, total 289,668, to the current executive officers as a group total 332,668, and to the current Directors as a group total 536,168. Of the options under the Plan unexercised as of the date of this Proxy Statement, 617,168 were exercisable and 5,000 were unexercisable. If the amendment to the Plan is adopted the following options will be issued:


           Fifth Amended and Restated Stock Option Plan


Name/Position               Exercise Price          Number of Options
Kenneth W. Gann/Chief          3.25                      2,500
  Executive Officer            2.9375                    2,500
                               1.875                     5,000
                               1.9375                    2,500
                               1.5625                    2,250
                               1.250                     2,250
                               1.50                      1,500
                               1.8125                      800
                               1.75                      1,375
                                                        20,675
Gordon Linkon/Director  FMV @ November 16, 1995(1)      15,000
K. Ray Allen/Director   FMV @ November 16, 1995(1)      15,000



1 The members of the Stock Option Committee receive 15,000 options on the date of the Annual Shareholder's Meeting.




          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Painter, Mr. Adams and Mr. Gann have extended short-term secured lines of credit to the Company since July 1, 1994. Their lines of credit were extended to assist the Company with short-term cash flow. Please refer to the disclosure under the heading "Compensation Committee Interlocks and Insider Participation" for a description of certain transactions between the Company and Mr. Painter and Mr. Adams. Mr. Gann extended short-term lines of credit under terms similar to those set forth above. Mr. Gann was issued options to acquire shares of the Company's common stock under the Company's Stock Option Plan, subject to shareholder approval of an increase in the number of shares of common stock available under the stock option plan. See page 12 for a more complete description. Mr. Gann made loans as follows:



Date Loaned           Amount       Date Expired     Related Rights Granted

06/16/95              $100,000     07/31/95               5,000
03/20/95               100,000     05/31/95               7,500
01/18/95                80,000     01/31/95               2,250
11/14/94                55,000     11/29/94               1,375
11/14/94                35,000     11/29/94                 875
10/18/94                60,000     10/31/94               1,500
09/26/94                32,000     09/29/94                 800
09/15/94                55,000     09/29/94               1,375

     The Company believes that the foregoing transactions were contracted on terms at least as favorable to the Company as could be obtained from unrelated third parties.


                  COMPLIANCE WITH SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors and persons who own more than ten percent of the Company's common stock to file reports of ownership or change in ownership in the Company's common stock with the Securities and Exchange Commission. Based solely on a review of those reports and on information supplied to the Company, without independent inquiry, all
Section 16(a) filing requirements applicable to its executive Officers, Directors and greater than ten-percent shareholders were complied with, except as set forth below.

     Mr. Adams and Mr. Painter did not report the issuance of warrants to purchase shares of common stock until the Form 5 was filed with respect to the 1995 fiscal year.


                  INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP as independent certified public accountants to examine the Company's financial statements for the next fiscal year ending June 30, 1996.
This selection is being presented to the stockholders for their ratification at the Annual Meeting. The Board of Directors recommends a vote FOR ratification of the selection of Arthur Andersen as independent public accountants.


                  PROPOSALS OF SECURITY HOLDERS

     It is expected that the Company's Annual Meeting in 1996 will be held on or about November 14, 1996. Stockholders desiring to submit proposals for action at that meeting will be required to submit them to the Company on or about June 14, 1996. Any shareholder proposal must also be proper in form and substance as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

                          OTHER MATTERS

     The Board of Directors does not know of any other matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting and discussed above. If other matters are properly brought before the Annual Meeting,however, the persons named in the accompanying form of proxy will vote the proxy on such matters in accordance with their best judgment.





By Order of the Board of Directors
October 16, 1995

                           CCAIR, INC.

           FIFTH AMENDED AND RESTATED STOCK OPTION PLAN

                            ARTICLE I

                        GENERAL PROVISIONS


     1. Purpose. The Fifth Amended and Restated Stock Option Plan (the "Plan") of CCAIR, Inc., (the "Company") amends and restates the Company's Fourth Amended and Restated Plan (the "Fourth Amended Plan") adopted by the Board of Directors on November 15, 1994. The Fourth Amended Plan amended and restated the Company's Third Amended and Restated Stock Option (the "Third Amended Plan") adopted by the Board of Directors on February 25, 1994. The Third Amended Plan amended and restated the Company's Second Amended and Restated Stock Option Plan (the "Second Amended Plan") adopted by the Company's Board of Directors on February 8, 1993. The Second Amended Plan amended and restated the Company's Amended and Restated Stock Option Plan, (the "First Amended Plan") adopted by the Company's Board of Directors on May 18, 1989. The First Amended Plan amended and restated the Company's Nonqualified Stock Option Plan (the "Original Plan") adopted by the Company's Board of Directors on February 13, 1989. The Plan is intended as an incentive to encourage certain persons in a position to contribute materially to the Company's success to remain with the Company and to encourage them to continue to promote the best interests of the Company.

     2. Elements of the Plan. Options granted under the Plan shall be granted pursuant to either Article II or Article III of the Plan. Options granted pursuant to Article II are intended to qualify as incentive stock options ("Incentive Stock Options") under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted pursuant to Article III of the Plan shall not qualify as Incentive Stock Options ("Nonqualified Options").

     3. Administration. The Plan shall be administered by a committee of two or more members of the Board of Directors of the Company. The Board of Directors shall appoint the members of the committee to administer the Plan and the committee shall be known as the Stock Option Committee. To be eligible to serve as a member of the Stock Option Committee, the individual must be a "disinterested person" as defined in Rule 16(b)-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended, and as such Rule is amended or interpreted by the Securities and Exchange Commission from time to time. No member of the Board of Directors of the Company or of the Stock Option Committee shall be liable for any action or determination made in good faith with respect to the Plan or to any option granted thereunder. In addition, directors shall be eligible for indemnification from the Company, pursuant to the Company's Bylaws, for any expenses, judgments or other costs incurred as a result of a lawsuit filed against them or any of them claiming any rights or remedies due to their participation in the administration of the Plan.

     4.  Authority of Board of Directors.

          (a) Subject to the other provisions of this Plan, including paragraph (b) of this Section, the Stock Option Committee of the Company shall have sole authority in its absolute discretion: to grant options to officers or employees of the Company under the Plan; to determine the number of shares subject to any option under the Plan; to fix the option price and the duration of each option; to establish any other terms and conditions of options; and to accelerate the time at which any outstanding option may be exercised. The Board of Directors shall have sole authority in its absolute discretion, subject to the other provisions of this Plan, to terminate the Plan. In addition, subject to the other provisions of this Plan, and with a view to effecting its purpose, the Stock Option Committee shall have sole authority in its absolute discretion: to construe and interpret the Plan; to define the terms used herein; to prescribe, amend and rescind rules and regulations relating to the Plan; to make any other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan. All decisions, determinations, and interpretations made by the Stock Option Committee shall be binding and conclusive on all optionees and on their legal representatives, heirs and beneficiaries.

          (b) Each member of the Stock Option Committee, upon the first to occur of (i) the effective date of this Plan, or (ii) upon appointment as a member of the Stock Option Committee, shall be entitled to receive options to purchase 15,000 shares of Common Stock. Upon the date of the annual meeting of shareholders of the Company, each member of the Stock Option Committee shall be entitled to receive options to purchase 15,000 shares of Common Stock. This paragraph shall not be amended more than once every six months, other than to comport with changes to the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     5. Shares Subject to the Plan. By shareholder approval at the annual meeting of shareholders held on November 16, 1995, the maximum aggregate number of shares of Common Stock available pursuant to the Plan, subject to adjustment as provided in Section 10 of this Article I, shall be 1,375,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"). Shares subject to options may be authorized and unissued shares or previously issued shares which have been acquired by the Company and are held in its treasury. Shares subject to options that terminate or expire prior to exercise shall be available for further option grant hereunder.

     6.    Eligibility.

          (a) Incentive Stock Options. Incentive Stock options may be granted only to key employees of the Company or any of its subsidiaries (including directors and officers who are key employees).

          (b) Nonqualified Options. Nonqualified Options may be granted only to persons who are officers or directors of the Company or any subsidiary (whether or not employees) and key employees of the Company or any subsidiary.

          (c) Number of Options. More than one option may be granted to the same person, if otherwise eligible to receive options pursuant to this Plan.

          (d) Maximum Number of Shares That May be Acquired By Directors. Notwithstanding any other term or provision of the Plan, the aggregate number of shares of Common Stock that may be acquired by any director of the Company under the Plan (including shares purchased pursuant to options granted under the Plan or the Original Plan) shall not exceed 5% of the issued and outstanding shares of Common Stock in the case of a director who is also an employee of the Company or 1% of the issued and outstanding shares of Common Stock in the case of a director who is not an employee of the Company. This limitation shall be applied at the time an option is granted and shall be based on the number of shares of Common Stock issued and outstanding immediately prior to such grant.

     7. Terms and Conditions of Options. Stock options granted under the Plan shall be evidenced by agreements in such form as the Board of Directors may from time to time approve, which agreements shall comply with and be subject to the following terms and conditions, in addition to the provisions of Article II or Article III, as applicable:

          (a) Number of Shares; Designation. Each option shall state the number of shares to which it pertains and whether it is an Incentive Stock Option granted under Article II of the Plan or a Nonqualified Option granted under Article III of the Plan.

          (b) Option Price. Each option shall state the option price, which shall not be less than the fair market value (as hereinafter defined) per share of the Common Stock at the time the option is granted (except that for any Incentive Stock Option granted to an employee who owns more than 10% of the combined voting power of all classes of stock of the Company, or of its parent or subsidiary, the option price shall not be less than 110% of fair market value). However, each Nonqualified Option issued upon surrender of a stock option granted under the Original Plan and outstanding immediately prior to adoption of this Plan by the Board of Directors may have an option price equal to the option price of the surrendered option (even if less than the then fair market value), subject to adjustment in a manner consistent with
     Article I, Section 10, if such option (i) is to purchase the same number of shares of Common Stock as the surrendered option and (ii) has a final expiration date no later than the expiration date of the surrendered option (other than for expiration upon the optionee's disability or death). Fair market value shall be determined by the Board of Directors on the basis of such factors as it deems appropriate; provided, however, that fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and further provided, however, that if at the time the determination of fair market value is made, the Common Stock is admitted to trading on a national securities exchange for which sales prices are regularly reported, fair market value shall not be less than the mean of the high and low asked or closing sales prices reported for the Common Stock on that exchange on the day (or most recent trading day preceding the day on which the option is granted). For purposes of this Plan, the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System and the over-the-counter market.

          (c) Exercise of Options. Each option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative. At least one hundred shares may be purchased at any one time unless the number purchased is the total number that may be purchased under the option at that time. No option may be exercised for any fraction of a share of Common Stock.

          (d) Written Notice and Payment Required. An option granted pursuant to the terms of this Plan shall be exercised when written notice of that exercise has been received by the Company at its principal office from the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or, unless prohibited by the applicable option agreement, by shares of Common Stock or by a combination of cash, check, and (unless prohibited by the applicable option agreement) shares of Common Stock. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value as determined in accordance with Section 7(b) of this Article I.

          (e) Compliance With Securities Laws. The options granted under the Plan and the shares issuable pursuant to the Plan may, at the option of the Company, be registered under applicable federal and state securities laws, but the Company shall have no obligation to undertake any such registrations. Shares of Common Stock shall not be issued with respect to any option granted under the Plan unless the exercise of that option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Board of Directors may also require an optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability as required by law or by this Plan.

          (f) Options Not Transferable. Options granted pursuant to this Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an optionee only by that optionee.

          (g) Duration of Options. Each option and all rights thereunder granted pursuant to the terms of this Plan shall expire on the date specified in the applicable option agreement, but in no event shall any option expire later than 10 years from the date on which the option is granted. Moreover, any Incentive Stock Option granted to an employee who owns more than 10% of the combined voting power of all classes of stock of the Company, or of its parent or subsidiary, must expire within five years from the date of grant. In addition, each option shall be subject to early termination as provided in the Plan or applicable option agreement.

          (h)  Termination of Employment, Disability or Death.

               (i) Except as otherwise provided in the applicable option agreement, if an optionee ceases to be employed by the Company, its parent, or any of its subsidiaries (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies), for any reason other than disability or death, his or her option shall terminate immediately on the date of such termination.

               (ii) Except as otherwise provided in the applicable option agreement, if an optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Company, or its parent or any of its subsidiaries (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies), his or her option may be exercised (to the extent it is exercisable immediately prior to such termination) at any time within 12 months after the date of termination of employment due to disability.

               (iii)  Except as otherwise provided in the
          applicable option agreement, if an optionee dies while employed by the Company, its parent or any of its subsidiaries, (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies), his or her option may be exercised (to the extent it is exercisable immediately prior to such termination) at any time within 12 months after the date of death. During this period, the option may be exercised, except as otherwise provided in the applicable option agreement, by the person or persons to whom the optionees rights under the option shall pass by will or by the laws of descent and distribution.

          (i) Rights as a Stockholder. An optionee or a permitted transferee of an option shall have no rights as a stockholder with respect to any shares issuable or deliverable pursuant to this Plan until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 of Article I.

          (j) Option Agreements. The option agreements authorized under the Plan may differ from one another and shall contain such other provisions not inconsistent with the Plan as applicable as the Stock Option Committee may in its discretion deem advisable from time to time, including, without limitation, conditions precedent to the exercise of the option covered by any agreement, which conditions may include the satisfaction of specified performance criteria by the Company or the optionee.

     8. Tax Withholding. The exercise of any option granted under the Plan is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company.

     9. Employment. Nothing in the Plan or in any option shall confer upon any eligible employee any right to continued employment by the Company, or by its parent or subsidiary corporations, or limit in any way the right of the Company or its parent or subsidiary corporation at any time to terminate or alter the terms of that employment.

     10. Changes in Stock. In the event of a stock dividend, split-up or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other similar capital change, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options granted prior to such change shall likewise be made. Any adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share covered by the option. In making any adjustment pursuant to this section, any fractional shares shall be disregarded. In the event of a consolidation or a merger in which the Company is not the surviving corporation, or any other merger in which the stockholders of the Company exchange their shares of stock in the Company for stock of another corporation, or in the event of complete liquidation of the Company, or in the case of a tender offer accepted by the Board of Directors, all outstanding options shall thereupon terminate, provided that the Board may, prior to the effective date of any such consolidation or merger, either (i) make all outstanding options immediately exercisable, or
(ii) authorize a payment to each optionee that approximates the economic benefit he or she would have realized if his option were exercised immediately before such effective date, or (iii) arrange to have the surviving corporation grant to the optionees replacement options on terms which the Board shall determine to be fair and reasonable.

     11. Effective Date of Plan. The Original Plan became effective on February 13, 1989, when it was adopted by the Company's Board of Directors. The First Amended Plan became effective on May 18, 1989, the date it was approved by the Company's Board of Directors, subject to the First Amended Plan's approval by a majority of the total votes eligible to be cast at a meeting of the Company's stockholders. The Second Amended Plan became effective on February 8, 1993, the date it was approved by the Board of Directors. The Third Amended Plan became effective on February 25, 1994, the date it was approved by the Board of Directors. The Fourth Amended Plan became effective on November 15, 1994 the date it was approved by the Company's Board of Directors. The Plan shall be effective November 16, 1995, the date it has been approved by the Company's Board of Directors and a majority of the total votes eligible to be cast at a meeting of the Company's stockholders. However, the Original Plan, the First Amended Plan, the Second Amended Plan, the Third Amended Plan and the Fourth Amended Plan shall continue to be effective only so long as there remain outstanding, and only with respect to, unexercised, nonqualified options issued under the Original Plan, which are not surrendered for issuance of replacement nonqualified options under the Plan.

     12. Termination and Amendment of Plan. The Plan may be terminated at any time by the Board of Directors. Unless sooner terminated the Plan shall terminate no later than February 12, 1999. No options shall be granted under the Plan after that date. Subject to the limitation contained in Section 4(b) and Section 13 of this Article I, the Board of Directors may at any time amend or revise the terms of the Plan, including the form and substance of the option agreements to be used hereunder; provided that no amendment or revision shall (a) increase the maximum aggregate number of shares available under this Plan, except as permitted under Section 10 of this Article I; (b) change the minimum purchase price for shares subject to options granted under the Plan except as permitted under Section 10 of this Article I; (c) extend the time within which options may be exercised; (d) change the designation of the persons eligible to receive options under the Plan; or (e) change the designation of persons eligible to serve as members of the Stock Option Committee.

     13. Prior Rights and Obligations. No amendment, suspension, or termination of the Plan shall, without the consent of the optionee, alter or impair any of that optionee's rights or obligations under any option granted under the Plan prior to such amendment, suspension, or termination.

     14. Construction. The provisions set forth in Article II shall not apply to Nonqualified Options granted pursuant to Article III of this Plan. Likewise, the provisions set forth in Article III shall not apply to Incentive Stock Options granted pursuant to
Article II of this Plan.


                            ARTICLE II

                     INCENTIVE STOCK OPTIONS


     Options granted pursuant to this Article II of the Plan shall constitute Incentive Stock Options under Section 422A of the Code and shall be designated as such at the time of grant. Incentive Stock Options granted pursuant to this Article II shall be subject to the terms, conditions and limitations set forth in Article I above and to the following:

     1. Maximum Amount of Incentive Stock Options. The maximum aggregate fair market value of Common Stock, determined as of the time the Incentive Stock Option is granted, for which any employee may be granted Incentive Stock Options (as defined in Section 422A(b) of Code) exercisable for the first time during any calendar year under all incentive stock option plans of the Company and any parent, subsidiary, and predecessor corporations, shall not exceed $100,000. Any option in excess of the foregoing limitation shall be granted pursuant to Article III of this Plan and shall be clearly and specifically designated as not being an Incentive Stock Option.

     2. Compliance with Section 422A of the Code. This Plan is intended to comply in every respect with Section 422A of the Code and the regulations promulgated thereunder with regard to the grant of Incentive Stock Options and the purchase and delivery of shares of Common Stock upon the exercise thereof. In the event any future statute or regulation shall modify Section 422A, this Plan shall be deemed to incorporate by reference such modification for purposes of granting Incentive Stock Options or the purchase and delivery of any shares of Common Stock upon the exercise thereof. Any option agreement relating to an Incentive Stock Option granted pursuant to this Plan that is outstanding and unexercised at the time any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification, and no notice of such modification need be given to the optionee. If any provision of this Plan is determined to disqualify the shares purchasable pursuant to Incentive Stock Options granted under this Plan from the special tax treatment provided by Section 422A, such provision shall be deemed to incorporate by reference for purposes of the Incentive Stock Options the modification required to qualify the shares for said tax treatment.

                           ARTICLE III

                    NONQUALIFIED-STOCK OPTIONS


     Options granted pursuant to this Article III shall constitute Nonqualified Options and shall not be treated as Incentive Stock Options under Section 422A of the Code. Nonqualified Options shall be subject to the terms, conditions and limitations set forth in
Article I above, as applicable, and to the following:

     1. Termination of Nonemployee Relationships with the Company. If a nonemployee optionee ceases to serve the Company in the capacity which made the optionee eligible to receive Nonqualified Options pursuant to Article III of this Plan, then the optionee's rights upon such termination shall be governed in the manner of an optionee's rights upon termination of employment as set forth in
Article I of this Plan.

     IN WITNESS WHEREOF, this Fifth Amended and Restated Stock
Option Plan is executed on behalf of the Company as of November 16, 1995.


                                   CCAIR, Inc.

                                   By:
                                       President

ATTEST:


Assistant Secretary

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